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                                                                    EXHIBIT 3.81

                                                                          [SEAL]

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                    DBC, INC.
                                      INTO
                           O-I BROCKWAY PLASTICS, INC.

             (Pursuant to Section 253 of the General Corporation Law
                                  of Delaware)

          O-I BROCKWAY PLASTICS, INC., a corporation incorporated on the 15th day of June, 1960, pursuant to the provisions of the General Corporation Law of the State of Delaware;

          DOES HEREBY CERTIFY that this Corporation owns 100% of the capital stock of DBC, INC., a corporation incorporated on the 2nd day of October, 1961, pursuant to the provisions of the Business Corporation Act of the State of New Jersey, and that this Corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting as of the 22nd day of December 1994, determined to and did merge into itself said DBC, INC., which resolution is in the following words, to wit:

               WHEREAS this Corporation lawfully owns 100% of the outstanding stock of DBC, Inc., a corporation organized and existing under the laws of New Jersey; and

               WHEREAS this Corporation desires to merge into itself the said DBC, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;

               NOW, THEREFORE, BE IT RESOLVED, that this Corporation merges into itself said DBC, Inc. and assumes all of its liabilities and obligations; and

               FURTHER RESOLVED, that the president or a vice-president, and the secretary or an assistant secretary of this Corporation be and they hereby are directed to make and execute, under the corporate seal of this Corporation, a certificate of ownership and merger setting forth a copy of the resolution to merge said DBC, Inc. into this

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          Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle Country; and

               FURTHER RESOLVED, that this merger shall be effective January 1, 1995 at 2:01 a.m.

               FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

          IN WITNESS WHEREOF, said O-I BROCKWAY PLASTICS, INC. has caused this certificate to be signed by David G. Van Hooser, its Vice President and attested by James W. Baehren, its Secretary, this 22nd day of December, 1994.

                                            BY: /s/ David G. Van Hooser
                                                --------------------------------
                                                David G. Van Hooser
                                                Vice President


                                            ATTEST: /s/ James W. Baehren
                                                    ----------------------------
                                                    James W. Baehren
                                                    Secretary

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